     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 2003

                                                      REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                              PANAMSAT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                                             95-4607698
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                   20 WESTPORT ROAD, WILTON, CONNECTICUT 06897
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                   ----------

                  PANAMSAT CORPORATION RETIREMENT SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                                   ----------

                               James W. Cuminale,
           Executive Vice President - Corporate Development, General
                              Counsel and Secretary

                              PANAMSAT CORPORATION
                                20 Westport Road
                                Wilton, CT 06897

                     (Name and Address of Agent For Service)
   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (203) 210-8000
                                   ----------


                         CALCULATION OF REGISTRATION FEE

                                                              Proposed          Proposed           Amount
                                            Amount             Maximum          Maximum              of
        Title of Securities                  to be         Offering Price      Aggregate        Registration
          to be Registered                Registered         Per Share*     Offering Price*          Fee
          ----------------                ----------         ----------     ---------------          ---
COMMON STOCK, PAR VALUE $0.01 PER
   SHARE.................................   300,000            $14.49          $4,347,000         $399.95

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low trading prices ($14.69 and $14.29, respectively) for the Common Stock on the Nasdaq National Market on December 31, 2002.

      In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                EXPLANATORY NOTE

      The contents of the Registration Statement on Form S-8 filed on May 30, 1997, File No. 333-28253 (the "Initial Form S-8"), are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      In addition to the documents incorporated herein by reference pursuant to the Initial Form S-8, the following documents filed by PanAmSat Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:


        (i) Pages F-1 through F-44 of the Registration Statement of the Company on Form S-4, File No. 333-87052, filed with the Commission on November 27, 2002.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      James W. Cuminale, Executive Vice President - Corporate Development, General Counsel and Secretary of the Company has opined on the validity of the Common Stock to be offered hereby. Mr. Cuminale has options to purchase 242,500 shares of Common Stock under the Company's Long Term Stock Investment Plan, subject to vesting, and owns 11,711 shares of the Company's Common Stock and has 1,112 shares of the Company's Common Stock credited to his account under the PanAmSat Corporation Retirement Savings Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the "GCL"), indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. Except for claims made against the Company by a person pursuant to the preceding sentence, the Company shall not be required to indemnify a person in connection with a proceeding initiated by such person unless the proceeding was authorized by the Board of Directors of the Company.

      The GCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The GCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In addition, the Company's Restated Certificate of Incorporation contains a provision limiting the personal liability of the Company's directors for monetary damages for certain breaches of their fiduciary duty. The Company has indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

      The Company has entered into indemnification agreements with each of its directors and executive officers (the "Covered Parties"). Under the terms of the indemnification agreements, the Company has agreed to indemnify each of the Covered Parties from and against any expenses (including attorneys' fees), losses, costs, claims, damages, liabilities, judgments, fines, penalties and amounts paid in settlement in connection with any proceeding incurred by such Covered Party in connection with the service of the Covered Party as an officer, director, employee or agent of the Company or any of its affiliates, to the fullest extent permitted by the laws of the State of Delaware, as they may be amended to increase the scope of indemnification.

ITEM 8. EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

      4.1   Restated Certificate of Incorporation of the Company (filed as
            Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1997 and incorporated herein by reference).

      4.2 Restated By-laws of the Company (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2000 and incorporated herein by reference).

      5.1 Opinion of the General Counsel of the Company, covering shares of the Company's Common Stock issuable under the Company Retirement Savings Plan.

      23.1  Consent of Deloitte & Touche LLP.

      23.2 Consent of the General Counsel of the Company (included on Exhibit 5.1).

      24.1  Power of Attorney (included on signature page).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilton, State of Connecticut, on this 6th day of January, 2003.

                                        PanAmSat Corporation

                                        By:      /s/      JAMES W. CUMINALE
                                           -------------------------------------
                                                     James W. Cuminale
                                        Executive Vice President, General
                                        Counsel and Secretary


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of James W. Cuminale and Michael J. Inglese, as his true and lawful attorney with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, said attorney to have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Company who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the Company might or could do in person.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

              Signature                                 Title                           Date
        /s/ JACK A. SHAW                Chairman of the Board of Directors          January 6, 2003
-------------------------------
            Jack A. Shaw

    /s/ JOSEPH R. WRIGHT, JR.          President and Chief Executive Officer        January 6, 2003
-------------------------------      (principal executive officer) and Director
        Joseph R. Wright, Jr.

      /s/ ROXANNE S. AUSTIN                           Director                      January 6, 2003
-------------------------------
          Roxanne S. Austin

     /s/ PATRICK J. COSTELLO                          Director                      January 6, 2003
-------------------------------
         Patrick J. Costello

      /s/ MICHAEL J. GAINES                           Director                      January 6, 2003
-------------------------------
          Michael J. Gaines

     /s/ EDDY W. HARTENSTEIN                          Director                      January 6, 2003
-------------------------------
         Eddy W. Hartenstein

     /s/ DENNIS F. HIGHTOWER                          Director                      January 6, 2003
-------------------------------
         Dennis F. Hightower

     /s/ LARRY D. HUNTER                              Director                      January 6, 2003
------------------------------
         Larry D. Hunter

        /s/ JAMES M. HOAK                             Director                      January 6, 2003
-------------------------------
            James M. Hoak

       /s/ STEPHEN R. KAHN                            Director                      January 6, 2003
-------------------------------
           Stephen R. Kahn

     /s/ MICHAEL J. INGELESE              Executive Vice President and Chief        January 6, 2003
-------------------------------        Financial Officer (principal financial
         Michael J. Inglese          officer and principal accounting officer)


PanAmSat Corporation Retirement Savings Plan. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the PanAmSat Corporation Retirement Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Town of Wilton, in the State of Connecticut, on the 6th day of January, 2003.

                                    PANAMSAT CORPORATION RETIREMENT SAVINGS PLAN

                                    By:      /s/      JAMES W. CUMINALE
                                       -----------------------------------------
                                       Name:   James W. Cuminale
                                       Title:  Authorized Agent

                                  Exhibit Index

      4.1   Restated Certificate of Incorporation of the Company (filed as
            Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1997 and incorporated herein by reference).

      4.2 Restated By-laws of the Company (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2000 and incorporated herein by reference).

      5.1 Opinion of the General Counsel of the Company, covering shares of the Company's Common Stock issuable under the Company Retirement Savings Plan.

      23.1  Consent of Deloitte & Touche LLP.

      23.2 Consent of the General Counsel of the Company (included on Exhibit 5.1).

      24.1  Power of Attorney (included on signature page).